UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 29, 2005

VIEWPOINT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-27168	95-4102687
(state or other juris- diction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

498 Seventh Avenue, Suite 1810, New York, NY (Address of principal executive offices)		10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 201-0800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Arrangement.

Viewpoint Corporation entered into a Securities Purchase Agreement with certain accredited investors, dated as of December 29, 2005, under which Viewpoint issued 5,100,000 shares of Viewpoint common stock in a private placement to such accredited investors at a purchase price of $1.00 per share (resulting in aggregate gross proceeds of $5,100,000). The investors in the transaction also received warrants to purchase an additional 1,020,000 shares of common stock at an exercise price of $1.20 per share (subject to certain adjustments) and with a term of three years.

The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were sold in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act and Regulation D thereunder. Each of the investors represented to Viewpoint that it is an “Accredited Investor”, as defined in Rule 501 of Regulation D under the Securities Act. Viewpoint entered into a Registration Rights Agreement with the investors pursuant to which Viewpoint is required to file a registration statement with the SEC covering the shares within 30 days of the closing of the private placement.

Viewpoint issued a press release announcing the closing of the transaction on December 30, 2005. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02	Unregistered Sale of Equity Securities

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press release issued by Viewpoint Corporation on December 30, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEWPOINT CORPORATION

/s/ William H. Mitchell
William H. Mitchell Chief Financial Officer

Dated: January 2, 2006